Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 _______________________________________

I, Mark W. Kowlzan, Chief Executive Officer of Packaging Corporation of America (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark W. Kowlzan
Mark W. Kowlzan
Chairman and Chief Executive Officer

Date: November 7, 2018

I, Robert P. Mundy, Chief Financial Officer of Packaging Corporation of America (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

Date: November 7, 2018